UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Amarin Corporation plc (“Amarin”) previously guided that it would make a decision to hire prospective sales representatives as part of its continued Vascepa® commercialization preparations before the end of November 2012. Amarin now expects to make this decision in the first half of December 2012 and continues to anticipate the launch of Vascepa early in the first quarter of 2013.

This Current Report on Form 8-K contains forward-looking statements, including statements concerning the timing of Amarin’s decision to hire prospective sales representatives for Vascepa commercialization and the timing of a commercial launch of Vascepa. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described herein include the following: uncertainties associated generally with the launch of new pharmaceutical products and the commercialization path for Vascepa, such as Amarin’s ability to negotiate and execute a successful acquisition of Amarin or a strategic collaboration with a third party for the commercialization of Vascepa, or launch the product on its own and other risks associated with preparations associated with a commercial launch. A more complete list and description of risks, uncertainties and other matters related to an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this Current Report on Form 8-K, whether as a result of new information, future events or circumstances or otherwise. Amarin also undertakes no obligation to provide updates on launch preparations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2012	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President